EXHIBIT 99.2

SCHEDULE A

Transactions in the Common Stock During the Past Sixty Days

Lynrock Lake Master Fund LP

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase
Purchase of Common Stock	2,316	$3.4768	06/03/26
Purchase of Common Stock	10,000	$3.4867	06/03/26
Purchase of Common Stock	400	$3.4375	06/03/26
Purchase of Common Stock	3,340	$3.5870	06/03/26
Purchase of Common Stock	1,100	$3.6527	06/03/26
Purchase of Common Stock	3,527	$3.6947	06/03/26
Purchase of Common Stock	68,232	$3.7362	06/03/26
Purchase of Common Stock	264,668	$3.8360	06/05/26
Purchase of Common Stock	32,456	$3.8292	06/05/26
Purchase of Common Stock	4,882	$3.8486	06/08/26
Purchase of Common Stock	17,544	$3.8300	06/08/26
Purchase of Common Stock	30,450	$3.7974	06/09/26
Purchase of Common Stock	50,000	$3.7689	06/09/26
Purchase of Common Stock	19,643	$3.7999	06/09/26
Purchase of Common Stock	7,213	$3.7998	06/09/26
Purchase of Common Stock	31,662	$3.7577	06/10/26
Purchase of Common Stock	30,357	$3.7753	06/10/26
Purchase of Common Stock	42,787	$3.7892	06/10/26
Purchase of Common Stock	9,347	$3.7598	06/10/26
Purchase of Common Stock	100,000	$3.7913	06/10/26
Purchase of Common Stock	58,991	$3.7438	06/11/26
Purchase of Common Stock	1,440	$3.9885	06/12/26
Purchase of Common Stock	500	$3.9560	06/12/26
Purchase of Common Stock	4,229	$4.0344	06/12/26
Purchase of Common Stock	2,658	$3.9949	06/12/26
Purchase of Common Stock	28,738	$4.0400	06/15/26